Exhibit 23.4

Pistrelli, Henry Martin y Asociados S.R.L. 25 de mayo 487 - C1002ABI Buenos Aires, Argentina	Tel: (54-11) 4318-1600/4311-6644 Fax: (54-11) 4510-2220 ey.com

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), of McEwen Mining Inc. of our report dated June 6, 2017, with respect to the financial statements of Minera Santa Cruz S.A. included in McEwen Mining Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Buenos Aires, Argentina

January 18, 2018

/s/ Pistrelli, Henry Martin y Asociados S.R.L.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

Member of Ernst & Young Global

Es miembro de Ernst & Young Global Limited